EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-92392 of Symmetricom, Inc. of our report dated July 29, 2002 on the consolidated financial statements appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2002 and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

San Jose, California
August 29, 2002